Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of HHG Capital Corporation of our report dated February 9, 2021, with respect to our audit of the financial statements of HHG Capital Corporation as of December 31, 2020 and for the period July 15, 2020 (date of inception) through December 31, 2020 included in the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP
New York, New York
February 9, 2021